Exhibit 10.20

VAALCO ENERGY, INC.
FORM OF RESTRICTED STOCK AWARD AGREEMENT

Grantee:

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into by and between VAALCO Energy, Inc., a Delaware corporation (the “Company”) and ____________________________, an individual and employee of the Company (“Grantee”), on the ____ day of _____, 20__ (the “Grant Date”), subject to the VAALCO Energy, Inc. 2014 Long Term Incentive Plan (the “Plan”).  This Agreement is subject to the terms and conditions of the Plan, which is incorporated herein in its entirety by reference.  A copy of the Plan has been made available to Grantee.  Capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the Plan.

WHEREAS, Grantee is the Chief Executive Officer of the Company, and in connection therewith, the Company desires to grant restricted shares of the Company’s Common Stock (the “Common Stock”) to Grantee, subject to the terms and conditions of this Agreement and the Plan, with a view to increasing Grantee’s interest in the Company’s success and growth; and

WHEREAS, Grantee desires to be the holder of shares of Common Stock subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Common Stock.  Subject to the restrictions, vesting, forfeiture, and other terms and conditions set forth herein (a) the Company hereby grants to Grantee, ________ (______) shares of the Common Stock (the “Restricted Shares”), and (b) Grantee shall have all rights and privileges of ownership of the Restricted Shares subject to this Agreement and the terms of the Plan.

2. Transfer Restrictions.

(a) Generally.  Grantee shall not sell, assign, exchange, pledge, encumber, gift, devise, hypothecate or otherwise transfer (individually and collectively, “Transfer”) any Restricted Shares unless and until vested.  The Transfer restrictions imposed by this Section 2 shall lapse in accordance with the vesting schedule set out below (the “Vesting Schedule”) when the Restricted Shares become vested, provided that Grantee then is, and continuously from the Grant Date has been, an employee of the Company and there has been no termination of Employment (as defined in the Plan) before the applicable vesting date set out in the Vesting Schedule.  The Restricted Shares as to which such restrictions have lapsed are referred to herein as “Vested Shares.”

(b) The Restricted Shares shall be registered in Grantee’s name as of the Grant Date through a book entry credit in the records of the Company’s transfer agent, but shall be restricted as described herein from the Grant Date and during the period prior to the vesting of such shares in accordance with Section 2(d) (the “Restriction Period”).  During the Restriction Period, any certificates representing the Restricted Shares shall carry a legend evidencing the restrictions of this Agreement.

(c) If, from time to time during the Restriction Period, there is any stock dividend, stock split, reorganization, recapitalization, merger, or other event described in the Plan, any and all new, substituted, additional, or other securities to which Grantee is entitled by reason of his ownership of the Restricted Shares shall be considered “Restricted Shares” for purposes of this Agreement and shall be subject to the restrictions described in this Agreement during the Restriction Period.

(d) Subject to the restrictions set forth in this Agreement, Grantee shall have all the rights of a stockholder with respect to the Restricted Shares, including any applicable voting and dividend rights.   In the event of forfeiture of the Restricted Shares, Grantee shall have no further rights with respect to such Restricted Shares.  The forfeiture of any Restricted Shares shall not create any obligation to repay cash dividends received as to such Restricted Shares, nor shall such forfeiture invalidate any votes given by Grantee with respect to such Restricted Shares prior to forfeiture.  The Restricted Shares shall become vested during the Employment period if Grantee remains in continuous Employment in accordance with the following Vesting Schedule:

Date	Additional Vested Number of Shares	Total Percentage of Vested Shares

(e) If there is a Change in Control of the Company (as defined in the Plan), all the then-unvested Restricted Shares shall automatically become 100% vested as of the date of the Change in Control.

(f) During the Restriction Period, Grantee shall not sell, transfer, pledge, assign, alienate, hypothecate, or otherwise encumber or dispose of the Restricted Shares other than by will or the laws of descent and distribution.  Any attempt to do so contrary to the foregoing shall be null and void.

(g) Any Restricted Shares forfeited hereunder shall be cancelled and automatically revert to the Plan.  Any certificate(s) representing Restricted Shares which include forfeited shares shall only represent the number of Restricted Shares not forfeited hereunder.  Upon the Company’s request, Grantee agrees to tender to the Company any certificate(s) representing Restricted Shares which include forfeited shares for a new certificate representing only the unforfeited number of Restricted Shares.

3. Issuance of Certificate.

(a) The Restricted Shares shall not be transferred until they become Vested Shares.  Further, the Vested Shares may not be sold or otherwise disposed of in any manner that would constitute, in the opinion of counsel for the Company, a violation of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock is listed.  The Company may cause to be issued a stock certificate, registered in the name of the Grantee, evidencing the Restricted Shares upon receipt of a stock power duly endorsed in blank with respect to such shares.  Each such stock certificate shall bear the following or a substantially similar legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the VAALCO Energy, Inc. 2014 Long Term Incentive Plan and a Restricted Stock Agreement entered into between the registered owner of such shares and VAALCO Energy, Inc.  Copies of the Plan and Restricted Stock Agreement are on file in the main corporate offices of VAALCO Energy, Inc.

(b) The certificate, together with the stock powers relating to the Restricted Shares evidenced by such certificate, shall be held by the Company.  The Company shall issue to Grantee a receipt evidencing the certificates held by it which are registered in the name of Grantee.

(c) Upon the vesting of any Restricted Shares granted hereunder, the Company shall direct its transfer agent to record such shares as unrestricted or to deliver to Grantee certificates evidencing such shares.  If certificates are delivered to Grantee, such certificates shall not bear the legend referenced in Section 3(a).  Nothing herein shall obligate the Company to register the shares pursuant to any applicable securities law or to take any other affirmative action in order to cause the issuance or transfer of the shares to comply with any law or regulation of any governmental authority.  Grantee will enter into such written representations and agreements as the Company may reasonably request to comply with any securities law or regulation.

4. Grantee’s Representations.  Grantee acknowledges that Grantee has been provided a copy of the prospectus, dated July 1, 2014, relating to the issuance of the Restricted Shares. Notwithstanding any provision hereof to the contrary, the Grantee hereby agrees and covenants that Grantee will not acquire any Restricted Shares, and that the Company will not be obligated to issue any Restricted Shares or unrestricted shares to the Grantee hereunder or under the Plan, if the issuance of such shares would constitute a violation by the Grantee or the Company of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock is listed, as determined by legal counsel for the Company.  The rights and obligations of the Company and the Grantee hereunder are subject to all applicable laws and regulations.

5. Tax Withholding.  To the extent that the receipt or vesting of Restricted Shares results in compensation income to Grantee for any tax purposes, Grantee shall deliver to Company at such time the sum that the Company requires to meet its tax withholding obligations under applicable law or regulation, and, if Grantee fails to do so, the Company is authorized to (a) withhold from any cash or stock remuneration then or thereafter payable to Grantee any federal, state, local or foreign tax that Company determines is required to be withheld, or (b) sell such number of Restricted Shares before their transfer to Grantee as is deemed appropriate to satisfy such tax withholding requirements, before transferring the resulting net number of shares to Grantee in full satisfaction of its obligations under this Agreement.

6. Interpretation.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.  The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise specified.  The terms “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.  A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors, and permitted assigns.  Reference to any law means such law as amended, modified, codified, replaced, or reenacted, and all rules and regulations promulgated thereunder.  All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement; therefore any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

7. Grantee Acknowledgment.  Grantee acknowledges that (a) he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, (b) he has read this Agreement and understands its terms and conditions, (c) he has had ample opportunity to discuss this Agreement with his legal counsel and tax advisors prior to execution, and (d) no strict rules of construction shall apply for or against the drafter or any other party.  It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held invalid or otherwise unenforceable by a court of competent jurisdiction, the parties hereby agree and confirm that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law.

8. Compliance with Code Section 409A.  The Restricted Shares awarded under this Agreement are not intended to be subject to Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A”), including the authoritative guidance issued thereunder, and shall be interpreted and administered to be exempt from the application of Section 409A to the full extent possible under Section 409A.

9. Miscellaneous.

(a) Certain Transfers Void.  Any purported transfer of shares of Common Stock in breach of any provision of this Agreement shall be void and ineffective, and shall not operate to transfer any interest or title in the purported transferee.

(b) No Fractional Shares.  All provisions of this Agreement concern whole shares of Common Stock.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

(c) Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create any employment relationship between Grantee and the Company for any guaranteed time period.  The Employment of Grantee shall be subject to termination to the same extent as if this Agreement had not been executed.

(d) Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at its then current main corporate address, and to Grantee at his address indicated on the Company’s records, or at such other address and number as a party has last previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by courier or delivery service, or sent by certified or registered mail, return receipt requested.

(e) Shares Reserved.  The Company shall, at all times during the period that any Restricted Shares remain subject to this Agreement, reserve under the Plan such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Agreement.

(f) Amendment, Termination and Waiver.  This Agreement may be amended, modified, terminated or superseded only by written instrument executed by or on behalf of the Company and Grantee.  Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Grantee.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any term or condition herein, or the breach thereof, in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.

(g) No Guarantee of Tax Consequences.  The Company makes no commitment or guarantee that any tax treatment will apply or be available to Grantee or any other person.  The Grantee has been advised, and provided with the opportunity, to obtain independent legal and tax advice regarding the grant, vesting, Transfer and the disposition of any Restricted Shares.

(h) Severability.  Any provision of this Agreement which is ruled to be invalid or unenforceable in any applicable jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Supersedes Prior Agreements.  This Agreement shall supersede and replace all prior agreements, promises and understandings, oral or written, between the Company and the Grantee regarding the Restricted Shares covered hereby.

(j) Governing Law.  The Agreement shall be construed in accordance with the laws of the State of Texas, without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Texas law.

(k) Successors and Assigns.  This Agreement shall bind, be enforceable by, and inure to the benefit of, the Company and Grantee and any permitted successors and assigns under the Plan.

10. Survival of Certain Provisions.  Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereunder shall survive any termination or expiration of this Agreement.

11. Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures which shall be deemed original signatures thereof.

[Signature page follows.]

IN WITNESS WHEREOF, this Restricted Stock Agreement is made and entered into as of the date first written above.

VAALCO Energy, Inc.

By:

Name:
Title:

Address for Notices:

VAALCO Energy, Inc.
9800 Richmond Ave.
Suite 700
Houston, TX 77042
Attn:

Grantee:

Signature

Address for Notices:

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